                                            Exhibit 99.2

                                            Exhibit to Annual Report
                                            on Form 10-K of
                                            Angelica Corporation



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             _______________

                                Form 11-K

(Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended  December 31, 1998
                               --------------------------------------


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from ______________ to _______________


     Commission file number   1-5674
                            -----------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                         THE ANGELICA CORPORATION
                          COLLINWOOD 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                           ANGELICA CORPORATION
                        424 South Woods Mill Road
                    Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
---------------------------------

      (a)   Financial Statements.                       Pages of this
            --------------------                        -------------
                                                          Form 11-K
                                                          ---------

            Report of Independent Public Accountants         5

            Statement of Net Assets Available for            6
            Plan Benefits - September 1, 1998 and
            December 31, 1997

            Statement of Changes in Net Assets               7
            Available for Plan Benefits - Eight
            Months ended September 1, 1998

            Notes to Financial Statements                    8-10

            Schedule I                                       11

            Schedule II                                      12




     (b)   Exhibits.
           --------

           23.  Consent of Independent Public Accountants.

         THE ANGELICA CORPORATION
         COLLINWOOD 401(k) PLAN

         FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
         AS OF SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
         TOGETHER WITH AUDITORS' REPORT

                      THE ANGELICA CORPORATION
                      ------------------------

                       COLLINWOOD 401(k) PLAN
                       ----------------------


          FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          -----------------------------------------------

              SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
              ----------------------------------------


                         TABLE OF CONTENTS
                         -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statements of Net Assets Available for Plan Benefits--September 1,
    1998, and December 31, 1997
  Statement of Changes in Net Assets Available for Plan Benefits for the
    Eight Months Ended September 1, 1998

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
    Purposes--September 1, 1998
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Eight Months Ended September 1, 1998

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Collinwood 401(k) Plan (the
Plan) as of September 1, 1998, and December 31, 1997, and the related statement of changes in net assets available for plan benefits for the eight months ended September 1, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of September 1, 1998, and December 31, 1997, and the changes in net assets available for plan benefits for the eight months ended September 1, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                     /s/ Arthur Andersen LLP


St. Louis, Missouri,
  April 1, 1999


                                             THE ANGELICA CORPORATION
                                             ------------------------

                                              COLLINWOOD 401(k) PLAN
                                              ----------------------


                               STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               ----------------------------------------------------

                                     SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
                                     ----------------------------------------
                                                                                  December 31, 1997
                                                                      -------------------------------------------------------
                                                                                                                    Directed
                                                                                                    Interest        Purchase
                                                      September 1,                     Mutual        Income          of Life
                                                          1998         Total            Fund          Fund          Insurance
                                                      ------------    --------         ------       --------        ---------
             ASSETS
             ------

INVESTMENTS, at fair value:
  Washington Mutual Investors Fund                      $    -        $  3,047         $3,047       $     -            $ -
  Society National Bank MGD GIC Fund                         -         855,594             -         855,594             -
  Boatmen's BT Short-Term Investment
    Fund                                                     -          15,496             51         15,383             62
  Loans to participants                                      -          66,918             -          66,918             -
                                                        -------       --------         ------       --------           ----
                                                             -         941,055          3,098        937,895             62
OTHER ASSETS:
  Contributions receivable (including
    employer's contribution of $1,044)                       -           4,997             74          4,826             97
  Interest and dividends receivable                          -              59             -              59             -
  Loan payments receivable                                   -           2,344             -           2,344             -
                                                        -------       --------         ------       --------           ----
        Total assets                                         -         948,455          3,172        945,124            159

            LIABILITIES
            -----------
LIABILITIES:
  Premiums payable                                           -             159             -              -             159
  Other payables                                             -           9,000             -           9,000             -
                                                        -------       --------         ------       --------           ----
        Total liabilities                                    -           9,159             -           9,000            159
                                                        -------       --------         ------       --------           ----
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS                                              $    -        $939,296         $3,172       $936,124           $ -
                                                        =======       ========         ======       ========           ====



                         The accompanying notes are an integral part of these statements.

                                         THE ANGELICA CORPORATION
                                         ------------------------

                                          COLLINWOOD 401(k) PLAN
                                          ----------------------

                      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      --------------------------------------------------------------

                               FOR THE EIGHT MONTHS ENDED SEPTEMBER 1, 1998
                               --------------------------------------------
                                                                                                    Directed
                                                                                     Interest       Purchase
                                                                       Mutual         Income         of Life
                                                        Total           Fund           Fund         Insurance
                                                      ---------        -------      ---------       ---------
ADDITIONS:
  Participant contributions                           $  34,986        $   591      $  33,228         $1,167
  Employer contributions                                  6,733             46          6,687             -
  Interest income                                        35,807              3         35,804             -
  Dividend income                                            33             33             -              -
  Other additions                                         2,796             -           2,796             -
  Net unrealized depreciation of investments               (165)          (165)            -              -
                                                      ---------        -------      ---------         ------
                                                         80,190            508         78,515          1,167
                                                      ---------        -------      ---------         ------
DEDUCTIONS:
  Participant withdrawals                               154,409          3,680        150,729             -
  Life insurance premiums                                 1,008             -              -           1,008
                                                      ---------        -------      ---------         ------
                                                        155,417          3,680        150,729          1,008
                                                      ---------        -------      ---------         ------
        Net (decrease) increase                         (75,227)        (3,172)       (72,214)           159

TRANSFER OF ASSETS TO THE ANGELICA
  CORPORATION RETIREMENT SAVINGS PLAN                  (864,069)            -        (863,910)          (159)

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  BEGINNING OF YEAR                                     939,296          3,172        936,124             -
                                                      ---------        -------      ---------         ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  SEPTEMBER 1, 1998                                   $      -         $    -              -          $   -
                                                      =========        =======      =========         ======


                      The accompanying notes are an integral part of this statement.

                      THE ANGELICA CORPORATION
                      ------------------------

                       COLLINWOOD 401(k) PLAN
                       ----------------------

      NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      --------------------------------------------------------

              SEPTEMBER 1, 1998, AND DECEMBER 31, 1997
              ----------------------------------------

1.  DESCRIPTION OF PLAN:
    --------------------

The following description of The Angelica Corporation Collinwood 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

Termination
-----------

Effective September 1, 1998, the Plan was merged into The Angelica Corporation Retirement Savings Plan (the RSP Plan). All accounts in the Plan were transferred to the trustee of the RSP Plan with individual investments and plan elections for each participant remaining unchanged.

General
-------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Banker's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's
Collinwood, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting
-------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

    Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

         Company Stock Fund
              This fund is invested in Angelica Corporation Common
              Stock.

         Mutual Fund
              Participants may choose to invest in the American
              Balanced Fund and/or the Washington Mutual Investors
              Fund.

         Interest Income Fund
              This fund is invested in group annuity contracts with Society National Bank.

         Directed Purchase of Life Insurance
              Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.  INVESTMENTS:
    ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of September 1, 1998, and December 31, 1997, are as follows:

      September 1, 1998:
        None                                              $     -

      December 31, 1997:
        Society National Bank MGD GIC Fund                $855,594
        Loans to participants                               66,918

4.  INCOME TAX STATUS:
    ------------------

The Company has received a determination letter dated October 7, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

                                                             SCHEDULE I


                              THE ANGELICA CORPORATION
                              ------------------------

                               COLLINWOOD 401(k) PLAN
                               ----------------------

             ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
             ----------------------------------------------------------

                                  SEPTEMBER 1, 1998
                                  -----------------

                                               Number of
                                               Shares or
                                               Principal                       Fair
                                                Amount          Cost          Value
                                               ---------        ----          -----
None



            The accompanying notes are an integral part of this schedule.

                                                          SCHEDULE II


                                           THE ANGELICA CORPORATION
                                           ------------------------

                                            COLLINWOOD 401(k) PLAN
                                            ----------------------


                             ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS<Fa>
                             -----------------------------------------------------

                                 FOR THE EIGHT MONTHS ENDED SEPTEMBER 1, 1998
                                 --------------------------------------------




                                          Purchases                                      Sales
                                  -------------------------       -----------------------------------------------------

                                   Number of       Purchase        Number of      Sales         Cost of          Gain/
    Description of Asset          Transactions      Price         Transactions    Price          Assets         (Loss)
    --------------------          ------------     --------       ------------   --------       --------        -------
Society National Bank MGD
  GIC Fund                              -          $     -               4       $ 48,617       $ 34,182        $14,435

BT Pyramid Cash
  Investment Fund<Fb>                   85          359,013             57        359,013        359,013             -

<Fa> Represents transactions or a series of transactions in excess of 5%
     of the fair value of plan assets at the beginning of the year.

<Fb> Also a party-in-interest.


                           The accompanying notes are an integral part of this schedule.

                                                       Exhibit 23
                                                       of 11-K


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                -----------------------------------------

   As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Collinwood 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 2-97291.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 27, 1999